SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549





                            FORM 8-K

                         CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 12, 1995





                        NYNEX CORPORATION





A Delaware       Commission File   I.R.S. Employer Identification
Corporation      Number 1-8608     No. 13-3180909





     1095 Avenue of the Americas, New York, New York  10036

                 Telephone Number (212) 395-2121





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Form 8-K                                NYNEX CORPORATION
May 12, 1995


Item 5.   Other Events

          STATE REGULATORY MATTERS

          Massachusetts

          On May 12, 1995, the Massachusetts Department of Public Utilities ("MDPU") issued an order approving with some modifications the Alternative Regulatory Plan ("Plan") proposed by New England Telephone and Telegraph Company ("New England Telephone") to govern its Massachusetts intrastate operations. The principal components of the Plan are as follows:

          (1)New England Telephone will be regulated under a price framework through August 2001.

          (2)Pricing rules will limit New England Telephone's ability to increase both overall average prices and specific rate elements for most services, including a ceiling on the weighted average price of all tariffed services based on a formula of inflation minus a productivity factor plus or minus exogenous changes that affect New England Telephone's annual revenues by at least $3 million. The productivity factor adopted by the MDPU is more stringent than that recommended by New England Telephone and may be increased if quality of service standards are not met.

          (3)There will be no restriction on New England
             Telephone's earnings.

          (4)Certain residence exchange rates will be capped through August 2001.

          (5)There will be an increase of $2.50 monthly in the credit on exchange services for Lifeline customers.

          (6)There will be rate reductions for switched access services.

          The MDPU found, without judging the reasonableness of the investments, that New England Telephone could proceed with its investment commitments for the public telecommunications network, including commencing the deployment of a broadband network in Massachusetts.

          The MDPU ordered that New England Telephone's first annual price cap filing be made by July 1, 1995, for effect September 15, 1995. The filing must include explicit cost floors for each of New England Telephone's services. Prices for all services must exceed their respective cost floors by the second annual price cap filing.

Form 8-K                                NYNEX CORPORATION
May 12, 1995


Item 5.   Other Events (Continued)

          STATE REGULATORY MATTERS

          Maine

          On May 15, 1995, the Maine Public Utilities Commission ("MPUC") issued Orders in its investigation of alternatives to traditional rate of return regulation for New England Telephone and in a related earnings investigation. The MPUC adopted a price cap plan for a five-year term, with the provision for a five-year extension after review by the MPUC. There will be no restriction on New England Telephone's earnings. Overall average prices and specific rate elements for most services will be limited by a price cap formula of inflation minus a productivity factor plus or minus certain exogenous cost changes. The productivity factor adopted by the MPUC is more stringent than that recommended by New England Telephone. New England Telephone is to make its first annual price cap filing on December 1, 1996. The MPUC also established a service quality index with penalties to apply if service quality categories are missed. Penalties would take the form of customer rebates and are subject to annual limits of $1 million per service quality category and $10 million overall.

          In the related earnings investigation, the MPUC ordered that New England Telephone's revenues be reduced by $14.4 million annually. The MPUC stated that New England Telephone may use up to $4 million of the reduction "to reduce rates and/or provide additional services or equipment to libraries and schools." The MPUC also ordered a one-time customer credit of $2.8 million. The MPUC ordered that New England Telephone file tariffs by June 1, 1995 to implement the customer credit and $10.4 million of the overall reduction. New England Telephone is to file its proposal with respect to providing up to $4 million to Maine libraries and schools by June 15, 1995.

Form 8-K                                NYNEX CORPORATION
May 12, 1995




                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                              NYNEX CORPORATION




                              By     Morrison DeS. Webb
                                     Morrison DeS. Webb
                                  Executive Vice President,
                                General Counsel and Secretary













May 24, 1995